UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):                          July 5, 2018

Ameris Bancorp

(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of		Identification No.)
Incorporation)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:                    (229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 5, 2018, Dennis J. Zember Jr. has been appointed a director of Ameris Bancorp (the “Company”) to fill a vacancy on the Company’s Board of Directors (the “Board”). The Company previously announced on June 6, 2018 that Mr. Zember would succeed Edwin W. Hortman, Jr. as the Company’s President and Chief Executive Officer as of July 5, 2018 as well. Mr. Zember, 49, has served as Executive Vice President and Chief Operating Officer of the Company and Chief Executive Officer of Ameris Bank since January 1, 2018. Prior to that, he served as Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and Executive Vice President and Chief Operating Officer of Ameris Bank from June 2016 through December 2017. From February 2005 until June 2016, Mr. Zember served as Executive Vice President and Chief Financial Officer of both the Company and Ameris Bank.

There are no other arrangements or understandings between Mr. Zember and any other person pursuant to which he has been appointed a director of the Company, and he is not a party to any transaction requiring disclosure under Item 404(a) of Regulation S-K. Mr. Zember has not been appointed to any committees of the Board at this time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Nicole S. Stokes
Executive Vice President and Chief Financial Officer

Date: July 6, 2018